Exhibit 99.1

TEVA ANNOUNCES LAUNCH OF AN AUTHORIZED GENERIC OF ESTRACE® CREAM

IN THE UNITED STATES

Jerusalem, January 2, 2018 – Teva Pharmaceutical Industries Ltd., (NYSE and TASE: TEVA) today announced the launch of an authorized generic of Estrace®1 Cream (estradiol vaginal cream, USP, 0.01%), in the U.S.

Estradiol vaginal cream, USP, 0.01%, is indicated in the treatment of moderate to severe symptoms of vulvar and vaginal atrophy due to menopause. This launch is an important addition to Teva’s generic women’s health portfolio and our growing line of menopause treatments.

With nearly 600 generic medicines available, Teva has the largest portfolio of FDA-approved generic products on the market and holds the leading position in first-to-file opportunities, with over 100 pending first-to-files in the U.S. Currently, one in seven generic prescriptions dispensed in the U.S. is filled with a Teva product.

Estradiol Vaginal Cream 0.01% had annual sales of approximately $426 million in the U.S., according to IMS data as of August 2017.

About Estradiol Vaginal Cream, USP, 0.01%

INDICATIONS AND USAGE

Estradiol Vaginal Cream, USP is indicated in the treatment of moderate to severe symptoms of vulvar and vaginal atrophy due to menopause.

IMPORTANT SAFETY INFORMATION

WARNINGS: ENDOMETRIAL CANCER, CARDIOVASCULAR DISORDERS, BREAST CANCER AND PROBABLE DEMENTIA

There is an increased risk of endometrial cancer in a woman with a uterus who uses unopposed estrogens. Adding a progestin to estrogen therapy has been shown to reduce the risk of endometrial hyperplasia, which may be a precursor to endometrial cancer. Adequate diagnostic measures, including directed or random endometrial sampling when indicated, should be undertaken to rule out malignancy in postmenopausal women with undiagnosed persistent or recurring abnormal genital bleeding.

Estrogens with or without progestins should not be used for the prevention of cardiovascular disease or dementia.

[1]	Estrace is a registered trademark of Allergan Pharmaceuticals International Limited

IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656

PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Elizabeth DeLuca	United States	(484) 612-5407

The Women’s Health Initiative (WHI) estrogen-alone substudy reported increased risks of stroke and deep vein thrombosis (DVT) in postmenopausal women with daily oral conjugated estrogens (CE) alone. The WHI estrogen-plus-progestin substudy reported increased risks of DVT, pulmonary embolism, stroke, and myocardial infarction in postmenopausal women with daily oral CE combined with medroxyprogesterone acetate (MPA). In the absence of comparable data, these risks should be assumed to be similar for other dosage forms of estrogens.

The Women’s Health Initiative Memory Study (WHIMS), a substudy of WHI, reported increased risk of developing probable dementia in postmenopausal women 65 years of age or older during 4 years of treatment with oral conjugated estrogens-plus-medroxyprogesterone acetate relative to placebo. It is unknown whether this finding applies to younger postmenopausal women or to women taking estrogen-alone therapy.

The WHI estrogen-plus-progestin substudy demonstrated an increased risk of invasive breast cancer.

Estrogens with or without progestins should be prescribed at the lowest effective doses and for the shortest duration consistent with treatment goals and risks for the individual woman.

Estradiol Vaginal Cream, USP should not be used in: women with undiagnosed abnormal genital bleeding; known, suspected or history of breast cancer; known or suspected estrogen-dependent neoplasia; active deep vein thrombosis, pulmonary embolism or a history of these conditions; active arterial thromboembolic disease (for example, stroke, myocardial infarction) or a history of these conditions; known anaphylactic reaction or angioedema to Estradiol Vaginal Cream, USP; liver dysfunction or disease; thrombophilic disorders; known or suspected pregnancy.

Estrogens increase the risk of gallbladder disease. Discontinue estrogen if hypercalcemia, sudden partial or complete loss of vision, hypertriglyceridemia, or cholestatic jaundice occurs. Patients dependent on thyroid hormone replacement therapy should have their thyroid function monitored in order to maintain their free thyroid hormone levels in an acceptable range. Endometriosis may be exacerbated in women treated post-hysterectomy with estrogen-alone therapy. The addition of progestins should be considered in these patients.

The most common side effects include: headache, breast tenderness, irregular vaginal bleeding or spotting, stomach/abdominal cramps, bloating, nausea and vomiting, hair loss, and vaginal burning, irritation, and itching. Systemic absorption may occur with the use of Estradiol Vaginal Cream, USP. The warnings, precautions, and adverse reactions associated with oral estrogen treatment should be taken into account.

For more information, please follow the link to see Full Prescribing Information, including Boxed Warning.

About Teva

Teva Pharmaceutical Industries Ltd. (NYSE and TASE: TEVA) is a leading global pharmaceutical company that delivers high-quality, patient-centric healthcare solutions used by approximately 200 million patients in over 60 markets every day. Headquartered in Israel, Teva is the world’s largest generic medicines producer, leveraging its portfolio of more than 1,800 molecules to produce a wide range of generic products in nearly every therapeutic area. In specialty medicines, Teva has the world-leading innovative treatment for multiple sclerosis as well as late-stage development programs for other disorders of the central nervous system, including movement disorders, migraine, pain and neurodegenerative conditions, as well as a broad portfolio of respiratory products. Teva is leveraging its generics and specialty capabilities in order to seek new ways of addressing unmet patient needs by combining drug development with devices, services and technologies. Teva’s net revenues in 2016 were $21.9 billion. For more information, visit www.tevapharm.com.

IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656

PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Elizabeth DeLuca	United States	(484) 612-5407

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the launch and potential benefits of Teva’s generic version of Estrace®, which are based on management’s current beliefs and expectations and are subject to substantial risks and uncertainties, both known and unknown, that could cause our future results, performance or achievements to differ significantly from that expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

•	commercial success of Teva’s estradiol vaginal cream;
•	our generics medicines business, including: that we are substantially more dependent on this business, with its significant attendant risks, following our acquisition of Allergan plc’s worldwide generic pharmaceuticals business (“Actavis Generics”); our ability to realize the anticipated benefits of the acquisition (and any delay in realizing those benefits) or difficulties in integrating Actavis Generics; the increase in the number of competitors targeting generic opportunities and seeking U.S. market exclusivity for generic versions of significant products; price erosion relating to our generic products, both from competing products and as a result of increased governmental pricing pressures; and our ability to take advantage of high-value biosimilar opportunities;
•	our business and operations in general, including: uncertainties relating to our recent senior management changes; our ability to develop and commercialize additional pharmaceutical products; manufacturing or quality control problems, which may damage our reputation for quality production and require costly remediation; interruptions in our supply chain; disruptions of our or third party information technology systems or breaches of our data security; the failure to recruit or retain key personnel, including those who joined us as part of the Actavis Generics acquisition; the restructuring of our manufacturing network, including potential related labor unrest; the impact of continuing consolidation of our distributors and customers; variations in patent laws that may adversely affect our ability to manufacture our products; adverse effects of political or economic instability, major hostilities or terrorism on our significant worldwide operations; and our ability to successfully bid for suitable acquisition targets or licensing opportunities, or to consummate and integrate acquisitions; and
•	compliance, regulatory and litigation matters, including: costs and delays resulting from the extensive governmental regulation to which we are subject; the effects of reforms in healthcare regulation and reductions in pharmaceutical pricing, reimbursement and coverage; potential additional adverse consequences following our resolution with the U.S. government of our FCPA investigation; governmental investigations into sales and marketing practices; potential liability for sales of generic products prior to a final resolution of outstanding patent litigation; product liability claims; increased government scrutiny of our patent settlement agreements; failure to comply with complex Medicare and Medicaid reporting and payment obligations; and environmental risks.

and other factors discussed in our Annual Report on Form 20-F for the year ended December 31, 2016 (“Annual Report”) and in our other filings with the U.S. Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statements or other information contained herein, whether as a result of new information, future events or otherwise. You are cautioned not to rely on these forward-looking statements. You are advised to consult any additional disclosures we make in our reports to the SEC on Form 6-K, as well as the cautionary discussion of risks and uncertainties under “Risk Factors” in our Annual Report. These are factors that we believe could cause our actual results to differ materially from expected results. Other factors besides those listed could also materially and adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

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IR Contacts:	Kevin C. Mannix	United States	(215) 591-8912
	Ran Meir	United States	(215) 591-3033
	Tomer Amitai	Israel	972 (3) 926-7656

PR Contacts:	Iris Beck Codner	Israel	972 (3) 926-7687
	Elizabeth DeLuca	United States	(484) 612-5407